UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): 11/12, 2018 ([11/14], 2018)

ERHC ENERGY INC.
(Exact name of registrant as specified in its charter)

Colorado	000-1-7325	88-0218499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5444 Westheimer Road, Suite 1440, Houston, Texas		77056
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		(713) 626-4700

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events

 Item 8.01.  Other Events

ERHC Energy BVI Limited (“ERHC BVI’) is currently involved in a contentious arbitration with an international oil company (hereinafter “IOC”) before the International Court of Arbitration of the International Chamber of Commerce (“ICC”).  ERHC Energy BVI is an affiliate of ERHC Energy Inc. but is a separate legal entity, with full legal capacity and perpetual succession, and capable of suing and being sued in its own name.

The legal and ancillary costs of participating in the arbitration and advocating ERHC BVI’s position, have been significant and had a deleterious effect on the finances of ERHC BVI and of ERHC Energy Inc. which is ERHC BVI’s parent-company affiliate.

As of the date of this statement, ERHC BVI is actively considering, directly and by the auspices of its said parent-company affiliate, ERHC Energy Inc., several financing options for continuing the arbitration, including but not limited to funding by litigation-finance firms.  There is no guarantee however that any of such options will come to fruition.

If ERHC BVI is unable to continue to pay for its legal representation and associated huge legal costs and/or does not prevail in the arbitration, the inability would have a fundamentally material adverse effect on ERHC Energy Inc.’s and ERHC BVI’s prospects, financial condition and operations.

The arbitration arises from a 2017 Agreement (“Agreement”) by which ERHC BVI and the IOC stipulated conditions precedent to be fulfilled before ERHC BVI would become entitled and obliged to assign, to the IOC, interests in a Production Sharing Contract (“PSC”) that would be executed with relevant governmental authority over a hydrocarbon-exploration block (“Block”) in an exclusive economic zone in the Gulf of Guinea.

No PSC has been executed on this highly prospective Block to date although ERHC Energy Inc. had long concluded negotiations on the PSC with the relevant governmental authority.

In the fall of 2017, ERHC BVI terminated the Agreement with the IOC.  Dissatisfied with the termination, the IOC instituted arbitration at the ICC, claiming wrongful termination and seeking, inter alia, specific performance of the Agreement and/or more than $500 million in damages which the IOC claims as its valuation of the Block.

ERHC BVI is robustly contesting the claims.  ERHC BVI’s case is that the terms of the Agreement enabled the termination.  Furthermore, ERHC BVI contends that there was an impossibility of performance of the Agreement following the failure of the parties to agree on the terms of the PSC that the IOC was willing to buy.  ERHC BVI contends also that the Agreement can no longer be performed as a result of supervening and definitive third-party agreements.  Finally, ERHC BVI alleges that the IOC acted in a manner suggesting breach of improper payment laws like the U.S. Foreign Corrupt Practices Act (“FCPA”) to which the IOC was bound by law and in contract.

ERHC BVI believes in the strength of its case and its allegations but it is important to note that they are subject to being proved before and upheld by an arbitral tribunal.  The outcomes of dispute resolution in the nature of a contested arbitration such as that between ERHC BVI and IOC cannot be predicted with certainty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERHC ENERGY INC.

Dated : 11/13/, 2018	By:	/s/ Linda Uwams
		Name:	Linda Uwams
		Title:	Counsel